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                                  Exhibit H(2)

                      NORTHWESTERN MUTUAL SERIES FUND, INC.

                                _______ __, 2001

The Northwestern Mutual Life Insurance Company
720 East Wisconsin Avenue
Milwaukee, WI  53202

Northwestern Mutual Investment Services, LLC
720 East Wisconsin Avenue
Milwaukee, WI  53202

                  Re: Agreement to Pay or Reimburse Expenses of Northwestern Mutual Series Fund, Inc. T. Rowe Price Small Cap Value Portfolio, International Growth Portfolio, Asset Allocation Portfolio and Capital Guardian Domestic Equity Portfolio

Gentlemen:

         This letter constitutes an agreement between The Northwestern Mutual Life Insurance Company ("NML"), Northwestern Mutual Investment Services, LLC ("NMIS") and Northwestern Mutual Series Fund, Inc. ("NMSF") by and between each of the parties hereto as follows:

         For each fiscal year of NMSF beginning on or after January 1, 2001 and ending on or before December 31, 2006, NML and NMIS agree to pay or reimburse Other Expenses of the T. Rowe Price Small Cap Value Portfolio, International Growth Portfolio, Asset Allocation Portfolio and Capital Guardian Domestic Equity Portfolio of NMSF to the extent necessary so that Total Expenses on an annualized basis, after the payment or reimbursement, do not exceed 1.00% of average net assets for the T. Rowe Price Small Cap Value Portfolio, 1.10% of average net assets for the International Growth Portfolio, 0.75% of average net assets for the Asset Allocation Portfolio and 0.75% of average net assets for the Capital Guardian Domestic Equity Portfolio. All capitalized terms used herein shall have the same meanings as they have when used in the currently effective prospectus for NMSF.

                                   Very truly yours,

                                   NORTHWESTERN MUTUAL SERIES
                                   FUND, INC.

                                   By:    ________________________
                                   Name:  Mark G. Doll
                                   Title: Vice President/Treasurer
Agreed to and accepted:

THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY

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By:     __________________________
Name:   Mark G. Doll
Title:  Senior Vice President

NORTHWESTERN MUTUAL INVESTMENT
SERVICES, LLC


By:    __________________
Name:  Mark G. Doll
Title: Executive Vice President, Investment Advisory Services